UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2009 (July 7, 2009)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-31458	81-0559116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York		10105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As we previously disclosed, as of May 6, 2009, Newcastle Investment Corp. (the “Company”) had an outstanding recourse funding commitment with respect to a commercial construction loan (the “Loan”) of $37.9 million (excluding $13.9 million of commitments owned by our CDOs). The aggregate funding commitments of the Company and all funding commitments owned by our CDOs with respect to the Loan are referred to herein as the “Future Funding Commitments.”

Effective June 30, 2009, the Company entered into an agreement with the other parties to the Loan, pursuant to which all Future Funding Commitments – including both the commitments of the Company and our CDOs – were permanently terminated. As a result, as of June 30, 2009, the Company and its CDOs do not have any Future Funding Commitments with respect to this Loan.

This Current Report is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Brian C. Sigman

Brian C. Sigman
Chief Financial Officer

Date: July 7, 2009

3